PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) dated August 17, 2007, is entered into between YA GLOBAL INVESTMENTS, L.P. (the “Purchaser”) and DELEK RESOURCES, INC. (the “Company”).

1. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Purchaser shall purchase from the Company and the Company shall issue to the Purchaser a Secured Convertible Debenture in the form attached hereto as Exhibit A (the “Convertible Debenture,” and as converted, the “Conversion Shares”)) in the face amount of $90,000.

2. Closing. The closing of the issuance of the Debenture shall occur within 1 business day of the satisfaction of all conditions precedent set forth in Section 6 hereof at the offices of the Purchaser (the “Closing”).

3. Closing Procedure. At the Closing, the Company shall execute and deliver the Debenture and the Purchaser shall pay the Purchase Price in accordance with the disbursement instructions set forth on Schedule I attached hereto.

4. Representations, Warranties, and Covenants of the Company.  The Company makes the following representations, warranties and agreements and confirms the following understandings:

(a) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b) SEC Documents: Financial Statements. Since January 1, 2005, except as disclosed on the Disclosure Schedule attached hereto, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Subscribers which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) 10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(d) Legal and Other Proceedings. Except as set forth in the SEC Documents, neither the Company, nor any of its affiliates or its executive officers or directors (in their capacity as executive officers or directors), is a party to any pending or, to the best knowledge of the Company, threatened, or unasserted but considered by it to be probable of assertion, claim, action, suit, investigation, arbitration or proceeding, or is subject to any order, judgment or decree that is reasonably expected by management of the Company to have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings or results of operations of the Company. The Company is not, as of the date hereof, a party to or subject to any enforcement action instituted by, or any agreement or memorandum of understanding with, any federal or state regulatory authority restricting its operations or requiring that actions be taken, and no such regulatory authority has threatened any such action, memorandum or order against the Company and the Company has not received any report of examination from any federal or state regulatory agency which requires that the Company address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency.

(e) Authorization; Conflict; Valid and Binding Obligation. When issued in accordance herewith, the Convertible Debenture will be duly and validly authorized by all requisite corporate action of the Company. The Company has full right, power and capacity to execute, deliver and perform its obligations under the Convertible Debenture. No governmental license, permit or authorization and no registration or filings with any court, governmental authority or regulatory agency is required in connection with the Company's execution, delivery and/or performance of the Convertible Debenture, other than any filings required by applicable federal and state securities laws. The execution, delivery and performance of the Convertible Debenture, the consummation of the transactions herein contemplated and the compliance with the terms of the Convertible Debenture by the Company will not violate or conflict with any provision of the Articles of Incorporation, as amended or By-laws of the Company, or any agreement, instrument, law or regulation to which the Company is a party or by which the Company may be bound. The Convertible Debenture, upon execution and delivery by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.

(f)  The Company is party to that certain Joint Operating Agreement (the “Joint Agreement”) dated March 6, 2007, by and between Quantum Oil & Gas, L.L.C., as Operator, and Touchstone Resources, LTD., the Company, and 0070728 B.C., LTD. as non-Operators, as amended or assigned from time to time. Pursuant to the Joint Agreement the Company has a 33.3333% working interest and a 24.999975% net revenue interest (“NRI”) in the Wanner 27-1 Well described in the Joint Agreement. The Company hereby represents, warrants, and confirms that with the payments to be made to Baleen, LLC and Sanjel USA, Inc. with the proceeds of the sale of the Convertible Debentures, the Company will maintain its full working interest and net revenue interests pursuant to the Operating Agreement.

(g) Overriding Royalty Interest. For a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, CONVEY, WARRANT and DELIVER to the Purchaser an overriding royalty interest in and to the interests of the Company derived from the Joint Agreement equal to ten percent (10%) of the NRI allocable to the Company. The Company shall pay to the Purchaser all amounts owed pursuant to this section on a monthly basis.

5. Representations, Warranties, and Covenants of the Purchaser.  The Purchaser makes the following representations, warranties and agreements and confirms the following understandings:

(a) Investment Purpose. The Purchaser is acquiring the Convertible Debentures and, upon conversion of Convertible Debentures, the Purchaser will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the Securities Act.

(b) Accredited Investor Status. The Purchaser is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions. The Purchaser understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such securities.

(d) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares.

(e) Transfer or Resale. The Purchaser understands that: (i) the Convertible Debentures have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(f) Legends. The Purchaser understands that the certificates or other instruments representing the Convertible Debentures and or the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within two (2) business days shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the Securities Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the Securities Act.

(g) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6. Use of Proceeds. The Company shall use the net proceeds of the Convertible Debenture as follows: (a) $54,000 shall be used to pay Sanjel USA, Inc. to conduct tests in connection with certain wells, (b) $26,000 to pay Baleen, LLC for rig operations in connection with certain wells, and (c) to pay the fees and expenses of the Purchaser set forth below.

7. Fees and Expenses of Purchaser.

(a) The Company shall pay to Yorkville Advisors, LLC (“Yorkville”) $8,000 for monitoring and managing the investment by the Purchaser, pursuant to Yorkville’s existing advisory obligations to the Purchaser.

(b) The Company shall pay a structuring fee to Yorkville of $2,000.

(c) The Company shall issue to the Purchaser a Warrant to purchase 500,000 shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.05. The shares of Common Stock issuable under the Warrant shall be referred to as the “Warrant Shares.”

8. Conditions Precedent. The obligations of the Purchaser to purchase the Convertible Debenture shall be subject to the satisfaction by the Company or the following conditions precedent:

a.	The Company shall have executed and delivered to the Purchaser the Convertible Debentures and the Warrants.

b.
The Company shall have provided to the Purchaser a true copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is incorporated, as of a date within 10 days of the Closing Date.

9. Adjustment to Prior Warrants. On the date hereof the exercise price of the warrant to purchase 4,500,000 shares of Common Stock originally issued to the Purchaser on August 1, 2006 (Warrant Number DLKR-1) shall be adjusted from $0.18 to $0.01 and the exercise price of the warrant to purchase 4,500,000 shares of Common Stock originally issued to the Purchaser on August 1, 2006 (Warrant Number DLKR-2) shall be adjusted from $0.27 to $0.01.

10. Acknowledgement Concerning Filing of the 10-KSB and amended SB-2.  The Company covenants that it will file its Form 10-KSB for the period ended June 30, 2007 with the SEC in accordance with all rules and regulations of filing thereunder no later than September 15, 2007. The Company acknowledges that the Purchaser is relying on the Company’s covenant related to the 10-KSB in purchasing the Convertible Debenture hereunder and a breach of this covenant shall be a default under this Agreement and the Debentures. The Company further covenants that is shall re-file its Form SB-2 registration statement with the SEC in accordance with all rules and regulations of filing thereunder no later than September 30, 2007

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have executed this Purchase Agreement as of the date written above.

PURCHASER: YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Advisor

By:
Name: Mark Angelo
Title: Portfolio Manager

COMPANY:
DELEK RESOURCES, INC.

By:
Name: Leonard Sternheim
Title: Chief Executive Officer

DISCLOSURE SCHEDULE

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURE

EXHIBIT B

FORM OF WARRANT

SCHEDULE I

DISBURSEMENT INSTRUCTIONS

DELEK RESOURCES, INC.	YA Global Investments, l.p.

By: Yorkville Advisors, LLC
By:	Its: Investment Manager
Name: Leonard Sternheim	By:
Its: Chief Executive Officer	Name: Mark Angelo
Its: Portfolio Manager